UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On September 28, 2012, Questcor Pharmaceuticals, Inc. (the “Company”) announced that its Board of Directors has adopted a policy to pay a regular quarterly dividend in such amounts as the Board of Directors may determine from time to time. The Company also announced that its Board of Directors has declared an initial quarterly cash dividend of $0.20 per share to all shareholders of record at the close of business on October 31, 2012, which is payable on November 15, 2012. The Company also announced that its Board of Directors has increased the Company’s common stock repurchase program authorization to 7 million shares. This authorization includes the 3.2 million shares that were remaining under the prior authorization. The announcement was made through a press release, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer, and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Questcor Pharmaceuticals, Inc. Press Release dated September 28, 2012.